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                                                               Exhibit 8(kk)(i)

                                FIRST AMENDMENT
                          TO PARTICIPATION AGREEMENT
                     AMONG NORTHERN LIGHTS VARIABLE TRUST,
                      NORTHERN LIGHTS DISTRIBUTORS, LLC,
                          VALMARK ADVISERS, INC., AND
                       MINNESOTA LIFE INSURANCE COMPANY

   This First Amendment is incorporated in and made a part of the Fund Participation Agreement (the "Agreement") made as of the 12/th/ day of March, 2012, by and among Minnesota Life Insurance Company (hereinafter the "Company"), on its own behalf and on behalf of one or more segregated asset accounts of the Company (hereinafter the "Account"), Northern Lights Variable Trust (hereinafter the "Trust"), Northern Lights Distributors, LLC (hereinafter the "Underwriter") and ValMark Advisers, Inc. (hereinafter the "Adviser"). The following terms and conditions amend the terms of the Agreement and, in the case of any conflict between the terms and conditions of the Agreement and the terms and conditions of this Addendum, the language of this Addendum shall control and govern. All capitalized and abbreviated terms defined in the Agreement shall have the same definitions apply in this Addendum.

    1. Schedule A of the Agreement is deleted and replaced with the Schedule A to this Addendum, attached hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to the Agreement to be executed in its name and on its behalf by its duly authorized representative as of October 8, 2012:

                                                Company:
                                                MINNESOTA LIFE INSURANCE COMPANY
                                                By its authorized officer,

                                                /s/ Bruce Shay
                                                --------------------------------
                                                By: Bruce Shay
                                                Title: Executive Vice President
                                                Date:

                                                Trust:
                                                NORTHERN LIGHTS VARIABLE TRUST
                                                By its authorized officer,

                                                /s/ Andrew Rogers
                                                --------------------------------
                                                By: Andrew Rogers
                                                Title: President
                                                Date: 10/4/12

                                      1

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                                              Underwriter:
                                              NORTHERN LIGHTS DISTRIBUTORS, INC.
                                              By its authorized officer,

                                              /s/ Mike Nielsen
                                              ----------------------------------
                                              By: Mike Nielsen
                                              Title: CCO
                                              Date: 10/8/12

                                              Advisor:
                                              VALMARK ADVISERS, INC.
                                              By its authorized officer,

                                              /s/ Michael A. McClary
                                              ----------------------------------
                                              By: Michael A. McClary
                                              Title: Chief Investment Officer
                                              Date: 10/5/12

                                      2

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                                  SCHEDULE A
                        (AS AMENDED SEPTEMBER 1, 2012)

                  Separate Accounts and Associated Contracts

     NAME OF SEPARATE ACCOUNT AND             POLICIES/CONTRACTS FUNDED
 DATE ESTABLISHED BY BOARD OF DIRECTORS          BY SEPARATE ACCOUNT

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 Variable Annuity Account                        MultiOption Advisor
 September 10, 1984                              MultiOption Legend
                                                  MultiOption Extra
                                                  MultiOption Guide
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